EXHIBIT 5

                          Jones, Walker
                       Waechter, Poitevent
                     Carrere & Denegre, L.L.P.


                          July 25, 1997

Avondale Industries, Inc.
5100 River Road
Avondale, Louisiana  70094

Gentlemen:

     We have acted as counsel for Avondale Industries, Inc., a Louisiana corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the offering by the Company of up to 1,430,000 shares of the common stock of the Company, $1.00 par value per share (the "Common Stock") to its employees pursuant to the terms of the 1997 Stock Incentive Plan (the "Plan").

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued according to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.

                                   By: /s/ Margaret F. Murphy
                                      ----------------------------
                                          Margaret F. Murphy